Exhibit (a)(5)(E)

– Preliminary Working Draft Subject to Material Revision – Project Pacific Special Committee Discussion Materials April 9, 2024 Exhibit 16(c)(iv)

1 – Preliminary Working Draft Subject to Material Revision – Executive Summary ▪ Centerview met with Pacific Management on March 19 and shared a list of information requests to assess the current strategy and Management plan ▪ Management has developed a draft long - range plan (the “Draft LRP”) and continues to refine it ▪ On April 8, 2024, Management shared an updated Draft LRP which is summarized in these materials ▪ Today’s discussion is to review the Draft LRP with the Special Committee

2 – Preliminary Working Draft Subject to Material Revision – Overview of Draft Pacific Management Projections (Dollars in millions) 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E ’19A - ’23A ’23A - ’27E Presence $404 $478 $555 $597 $704 +15% % Growth 18% 16% 8% 18% Commerce $81 $143 $230 $270 $308 +40% % Growth 77% 60% 18% 14% Total Revenue $485 $621 $784 $867 $1,012 $1,216 $1,374 $1,539 $1,740 +20% +15% % Growth 24% 28% 26% 11% 17% 20% 13% 12% 13% Gross Profit $403 $523 $657 $714 $805 $911 $1,047 $1,193 $1,375 +19% +14% % Margin 83% 84% 84% 82% 80% 75% 76% 78% 79% Sales & Marketing $184 $260 $340 $322 $350 $411 $445 $481 $523 +17% +11% % of Revenue 38% 42% 43% 37% 35% 34% 32% 31% 30% Research & Development $108 $168 $190 $227 $242 $292 $333 $368 $397 +22% +13% % of Revenue 22% 27% 24% 26% 24% 24% 24% 24% 23% General & Administrative $50 $55 $368 $152 $129 $126 $138 $149 $161 +27% +6% % of Revenue 10% 9% 47% 18% 13% 10% 10% 10% 9% Other Expenses (1) – – – $225 – – – – – Operating Income $61 $40 ($241) ($212) $84 $82 $131 $194 $294 +8% +37% % Margin 13% 7% (31%) (24%) 8% 7% 10% 13% 17% Adjusted EBITDA (pre - SBC) $98 $117 $125 $148 $235 $291 $371 $446 $537 +25% +23% % Margin 20% 19% 16% 17% 23% 24% 27% 29% 31% uFCF $95 $152 $122 $166 $241 $331 $392 $448 $527 +26% +22% % Margin 20% 25% 16% 19% 24% 27% 29% 29% 30% Historicals Projections CAGRs Source: Pacific management. (1) Includes impairment charges.

3 – Preliminary Working Draft Subject to Material Revision – Management’s Key Model Assumptions Margins Revenue Growth ▪ Total revenue projected to grow from $1,012mm in ’23A to $1,740mm in ’27E, representing a 15% CAGR from ’23A - ’27E – Note: consensus estimates imply revenue CAGR of 14% from ’23A - ’26E ▪ Projected growth in revenue from organic initiatives, including expansion of selling and cross selling of higher value products to lower margin entry points such as domains, and optimization of pricing ▪ Increased focus on Commerce products drives GPV to ~$10B by 2027; this growth on the platform paired with SQSP Payments and other pricing initiatives supports the double digit revenue growth through ’27E ▪ Gross margin expected to remain stable during the projection period as efficiencies in operations and pricing initiatives help offset influx of domain registration fees: 80% in ’23A vs. 79% in ’27E ▪ Adj. EBITDA margin grows from 23% in 2023A to 31% in 2027E as focus remains on investing in R&D while optimizing marketing spend and G&A investments – Implies Adj. EBITDA growth of 23% from ’23A - ’27E – S&M, R&D and G&A projected to grow at CAGRs of 11%, 13% and 6%, respectively, from ’23A - ’27E ▪ Unlevered FCF (uFCF) grows from $241mm in ’23A to $527mm in ’27E, representing a 22% CAGR from ’23A - ’27E – Implies UFCF margin of 24% in ’23A increasing to 30% in ’27E – Note: consensus UFCF estimates for 2025E imply margin of 27% ▪ Capital expenditure requirements have been minimal historically at <2% of revenue, and are projected to remain in - line with historicals ▪ Working capital needs grow in line with revenue growth ▪ Stock - based compensation projections expected to remain in - line with historical trends (~10% of revenue) Gross & Adjusted EBITDA uFCF Source: Pacific management.

4 – Preliminary Working Draft Subject to Material Revision – Overview of Draft LRP Revenue Adjusted EBITDA uFCF Historicals / Projections ($mm) YoY Growth % / Margin % $485 $621 $784 $867 $1,012 $1,216 $1,374 $1,539 $1,740 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E $98 $117 $125 $148 $235 $291 $371 $446 $537 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E $95 $152 $122 $166 $241 $331 $392 $448 $527 2019A 2020A 2021A 2022A 2023A ’19 - ’23A CAGR: 20% ’23 - ’27E CAGR: 15% ’19 - ’23A CAGR: 25% ’23 - ’27E CAGR: 23% ’19 - ’23A CAGR: 26% ’23 - ’27E CAGR: 22% Source: Pacific management. 24% 28% 26% 11% 17% 20% 13% 12% 13% 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 20% 19% 16% 17% 23% 24% 27% 29% 31% 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 20% 25% 16% 19% 24% 27% 29% 29% 30% 2024E 2025E 2026E 2027E 2024E 2025E 2026E 2027E 2019A 2020A 2021A 2022A 2023A Historicals Management Outlook Gross Profit ’19 - ’23A CAGR: 19% ’23 - ’27E CAGR: 14% $403 $523 $657 $714 $805 $911 $1,047 $1,193 $1,375 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 83% 84% 84% 82% 80% 75% 76% 78% 79% 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E YoY Growth % Margin % Margin % Margin %

5 – Preliminary Working Draft Subject to Material Revision – $2.0 $1.4 $3.9 $5.9 $6.1 $6.2 $6.7 $7.6 $8.8 $10.1 ’18A ’19A ’20A ’21A ’22A ’23A ’24E ’25E ’26E ’27E 739 756 973 874 799 905 1,016 1,088 1,142 1,199 3,689 4,363 6,122 5,442 5,310 6,906 7,756 8,303 8,718 9,154 2018A 2019A Selected KPIs Website Trials (mm) Total GPV ($bn) 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E New Website Subscriptions (000s) conversion (% growth) 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E Trials – 18% 40% (11%) (2%) 30% 12% 7% 5% 5% New Website – 2% 29% (10%) (9%) 13% 12% 7% 5% 5% Trial to Sub. 20% 17% 16% 16% 15% 13% 13% 13% 13% 13% Sub. (% growth) % Growth 50% 91% 52% 3% 3% 8% 14% 15% 16% Source: Pacific management. ’23 - ’27E CAGR: 7% ’23 - ’27E CAGR: 13% ’23 - ’27E CAGR: 7% ’19 - ’23A CAGR: 33% ’19 - ’23A CAGR: 12% ’19 - ’23A CAGR: 5%

6 – Preliminary Working Draft Subject to Material Revision – Overview of LRP Projections vs. Consensus: Key Items Management Outlook Consensus (shading represents consensus range) Memo: # of Est. Management Outlook vs. Consensus 17 17 7 Source: Pacific management and FactSet as of April 5, 2024. (1) Consensus figures adjusted to include SBC estimated based on 2023A % of revenue. $1,182 $1,328 $1,503 $1,216 $1,374 $1,539 2024E 2025E 2026E $350 $399 $291 $290 $371 $446 2024E 2025E 2026E $892 $1,053 $1,180 $911 $1,047 $1,193 2024E 2025E 2026E (Dollars in millions) Revenue Gross Profit (1) Adj. EBITDA uFCF +$34 +$46 +$36 +$19 ($6) +$13 +$1 +$21 +$47 +$29 +$28 +$33 +3% +3% +2% +2% (1%) +1% +0% +6% +12% +10% +8% +8% $302 $364 $415 $331 $392 $448 2024E 2025E 2026E Memo: # of Est. Management Outlook vs. Consensus 12 12 3 Memo: # of Est. Management Outlook vs. Consensus 15 15 5 Memo: # of Est. Management Outlook vs. Consensus 9 8 2

7 – Preliminary Working Draft Subject to Material Revision – Overview of LRP Projections vs. Consensus: Key Ratios Revenue Growth Adj. EBITDA Margin Gross Profit Margin (1) Management Outlook Consensus 2024E 2025E 2026E 2024E 2025E 2026E 2024E 2025E 2026E 2024E 2025E 2026E Memo: # of Est. Memo: # of Est. Memo: # of Est. Memo: # of Est. 17 17 7 12 12 3 15 15 5 9 8 2 Management Outlook vs. Consensus +335bps +66bps (117bps) Source: Pacific management and FactSet as of April 5, 2024. (1) Consensus figures adjusted to include SBC estimated based on 2023A % of revenue. 17% 12% 13% 20% 13% 12% 25% 26% 27% 24% 27% 29% 75% 79% 78% 75% 76% 78% uFCF Margin 26% 27% 28% 27% 29% 29% Management Outlook vs. Consensus (50bps) (312bps) (98bps) Management Outlook vs. Consensus (63bps) +62bps +244bps Management Outlook vs. Consensus +171bps +115bps +152bps

8 – Preliminary Working Draft Subject to Material Revision – 23% 24% 27% 31% 27% 17% 29% 19% 31% 23% Overview of LRP Projections vs. Selected Competitors Source: Pacific management, Wall Street research and FactSet as of April 5, 2024. (1) Figures in thousands. Latest Reported Unique Subs (1) CY’24E Rev. ($mm) CY’24 - 25E Revenue Growth Adjusted EBITDA Margin uFCF Margin 7% 2023A 2024E 2025E 2023A 2024E 2025E 2023A 2024E 2025E 24% 27% 29% 29% 31% 34% 16% 22% 24% Gross Margin 80% 75% 76% 63% 63% 63% 67% 67% 68% 2027E 30% 79% (Draft LRP) 4,631 21,000 ~6,000 $1,216 $4,520 $1,750 ’24E - ’27E CAGR: 13% 13% 13%

9 – Preliminary Working Draft Subject to Material Revision – Expense Profile Over Time vs. Selected Competitors Sales & Marketing Research & Development General & Administrative % of Revenue (1) Normalized level equal to 5% of total revenue, based on average of 2022 and 2023 historicals. 2019A 2020A 2021A Source: Pacific management and FactSet. Note: Figures burdened by SBC. Customer Care categorized as S&M for GDDY. 38% 42% 43% 37% 35% 34% 32% 31% 30% 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 22% 27% 24% 26% 24% 24% 24% 24% 23% 2021A 2022A 2023A 2024E 2025E 2026E 2027E 10% 9% 47% 18% 13% 10% 10% 10% 9% 2022A 2023A 2024E 2025E 2026E 2027E 15% 26% 20% 31% 10% 9% 2019A 2020A Equal to ~17% when adjusted to normalized level of SBC as % of revenue (1)